Exhibit 99.1

News Release

AMERIS BANCORP ANNOUNCES PRICING OF $120 MILLION SUBORDINATED NOTES OFFERING

ATLANTA, Ga., December 4, 2019 / PRNewswire / -- Ameris Bancorp (Nasdaq: ABCB) (the “Company”), the parent holding company of Ameris Bank, announced today that it has priced $120 million of its 4.25% fixed-to-floating rate subordinated notes due 2029 (the “Notes”). The Notes have an initial fixed interest rate of 4.25% until December 15, 2024, payable semi-annually in arrears, and a 10-year term and were offered to the public at par. Commencing December 15, 2024, the interest rate on the Notes resets quarterly to a floating rate per annum equal to a Benchmark rate, which is expected to be the then-current three-month term SOFR plus 294 basis points, payable quarterly in arrears. Sandler O’Neill + Partners, L.P. acted as the sole underwriter for the offering.

The Company expects to close the transaction, subject to customary closing conditions, on or about December 6, 2019. The Company expects to use the net proceeds of this offering to repay certain outstanding indebtedness and the remainder for general corporate purposes.

Additional Information Regarding the Offering

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy any securities of the Company, which will be made only by means of a prospectus supplement and accompanying prospectus, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The Company has filed a registration statement on Form S-3 (File No. 333-216254) and a prospectus supplement with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Prospective investors should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that the Company has filed with the SEC for more complete information about the Company and the offering. These documents are available at no charge by visiting the SEC’s website at http://www.sec.gov. The offering will be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained from Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attn: Syndicate Operations, Telephone Number: 1 (866) 805-4128.

About Ameris Bancorp

Ameris Bancorp is a bank holding company headquartered in Atlanta, Georgia. The Company’s banking subsidiary, Ameris Bank, has 170 locations in Georgia, Alabama, Florida and South Carolina.

The Company’s common stock trades on the Nasdaq Global Select Market under the symbol “ABCB.”

Forward-Looking Statements

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the SEC for a summary of certain factors that may impact the Company’s results of operations and financial condition.

For more information contact:

Nicole S. Stokes

Executive Vice President and CFO

(404) 240-1514